29 December 2025 The Board of Directors Café Deco Group Ltd Units 1705-08, 17/F Landmark South 39 Yip Kan Street, Wong Chuk Hang, Hong Kong PRIVATE AND CONFIDENTIAL	ABN 20 625 640 637 Level 2, 306 Little Collins Street MELBOURNE VIC 3000 Contact Shin Guan sguan@alignlaw.com.au Principal Lawyer 03 7036 6726 Our reference 37423

Dear Directors,

Cafe Deco Group Ltd – SEC Registration Statement on Form F-1

We act as the Australian legal counsel to Cafe Deco Group Ltd (Company) in connection with its proposed initial public offering of ordinary shares pursuant to a registration statement on Form F-1 (Registration Statement) filed confidentiality with the United States Securities and Exchange Commission (SEC) under the U.S. Securities Act of 1933 (Securities Act), as amended and the related prospectus to be filed on or around 29 December 2025.

1.SCOPE OF REVIEW

In the course of our appointment, we have:

a.reviewed and assisted with the preparation of the sections of the Prospectus titled “Enforcement of Civil Liabilities” to the extent it relates to Australia and “Regulations Related to the Company’s Business Operations in Australia” in relation to the Company’s Australian subsidiary, Customs House Cafe Pty Ltd (Subsidiary) (together, the Sections);

b.undertaken a high-level legal due diligence review of the Subsidiary, limited to material Australian legal issues potentially relevant to disclosures in the Prospectus and based solely on publicly available information and documents provided by the Company and its advisors; and

c.undertaken a high-level review of the verification of the Prospectus for the Sections.

2.LEGAL OPINION

Based solely on Australian law in force as at the date of this letter, and on the documents and information made available to us, we confirm that:

a.to the best of our knowledge, the Sections are accurate in all material respects and do not contain any statement which, in our opinion, is false or misleading in the context in which it appears;

b.we are not aware of any material omission from the Sections; and

c.the disclosure in the Sections, when read in the context of the Registration Statement as a whole, does not, in our opinion, constitute misleading or deceptive conduct or conduct likely to mislead or deceive under Australian law.

Liability limited by a scheme approved under Professional Standards Legislation

We express no opinion on the laws of any jurisdiction other than the laws of the Commonwealth of Australia and New South Wales, Australia.

3.ASSUMPTIONS AND LIMITATIONS

In giving the above opinion, we have assumed the following matters:

a.that the documents and information provided to us by the Company and its advisors are accurate and complete;

b.that there were no documents other than those which were disclosed to us that related to the items which we examined;

c.that the documents examined by us are within the capacity and powers of, and have been validly authorised, executed and delivered by and are binding on the signatories to them;

d.that the documents examined by us are enforceable in accordance with their terms and the performance of those documents by each signatory complies with all applicable laws;

e.all corporate records and other documents examined by us are genuine, complete, up-to-date and accurate and, without limitation, the minutes of the meetings of the Company examined by us correctly record the business of, and resolutions passed at, any such meeting and no relevant corporate records have been withheld from us (whether deliberately or inadvertently); and

f.all factual matters stated in any document are true and correct, and and nothing has come to our attention to lead us to believe that such assumptions are not correct. We have not independently verified any factual information and express no opinion as to matters of fact, financial or accounting matters, or tax issues. We do not express any opinion on U.S. law or any non-Australian jurisdiction.

4.QUALIFICATIONS

Our opinion is subject to the following qualifications:

a.the scope of our participation in the due diligence (on the instructions received by us from the Company) was limited to:

(i).high-level due diligence review of the Subsidiary; and

(ii).high-level verification of the Sections in the Prospectus;

b.this opinion relates to the laws of Australia in force at the date of this opinion. We do not express or imply any opinion as to the laws of any other jurisdiction;

c.searches of public records conducted by us are not necessarily accurate, complete or up to date;

d.the statements made and opinions in this letter are given only to the extent that a law firm, having the role described above, could reasonably be expected to have become aware of relevant facts and to have identified the implications of those facts; and

e.we express no opinion on:

(i).any financial, business, statistical, accounting or taxation information; or

(ii).any statements or opinions as to future matters or prospects referred to in the Prospectus or the adequacy of any assumption on which those statements or opinions are based.

5.USE AND RELIANCE

This opinion is given solely for the benefit of the Company in connection with the Registration Statement and may not be relied upon by any other person or used for any other purpose without our prior written consent.

Please do not hesitate to contact us should you require any further information or clarification.

Yours faithfully

ALIGN LAW